As filed with the Securities and Exchange Commission on June 30, 2006.
Registration No. 33-63558

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2350 N. Sam Houston Parkway East
Suite 300
Houston, Texas 77032
(Address of principal executive offices including zip code)

Southwestern Energy Company Nonqualified Stock Option Plan With Stock Appreciation Rights Available
(Full title of the plan)

Mark K. Boling
2350 N. Sam Houston Parkway East
Suite 300
Houston, Texas 77032
(281) 618-4700
(Name, address and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

Deregistration of Shares

Southwestern Energy Company (the “Registrant”) registered a total of 167,350 shares of the Registrant’s common stock, $2.50 par value per share (the “Common Stock”), under its Southwestern Energy Company Nonqualified Stock Option Plan With Stock Appreciation Rights Available (the “Plan”) on Form S-8 (Registration Statement File No. 33-63558) filed with the Securities and Exchange Commission on May 28, 1993 (the “Registration Statement”). Effective immediately upon the filing of this Post Effective Amendment No. 1 to the Registration Statement, the Registrant deregisters all the shares registered under the Registration Statement that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 30th day of June, 2006.

SOUTHWESTERN ENERGY COMPANY

By: /s/ MARK K. BOLING
Mark K. Boling
Executive Vice President, General Counsel and
Secretary

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harold M. Korell, Greg D. Kerley, and Mark K. Boling and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including Post-Effective amendments) to this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HAROLD M. KORELL	Chairman, President, Chief Executive	June 30, 2006
Harold M. Korell	Officer and Director
(Principal Executive Officer)

/s/ GREG D. KERLEY	Executive Vice President and	June 30, 2006
Greg D. Kerley	Chief Financial Officer
(Principal Financial Officer)

/s/ STANLEY T. WILSON	Controller and Chief Accounting	June 30, 2006
Stanley T. Wilson	Officer (Principal Accounting Officer)

/s/ LEWIS E. EPLEY, JR.	Director	June 30, 2006
Lewis E. Epley, Jr.

/s/ ROBERT L. HOWARD	Director	June 30, 2006
Robert L. Howard

/s/ VELLO A. KUUSKRAA	Director	June 30, 2006
Vello A. Kuuskraa

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/s/ KENNETH R. MOURTON	Director	June 30, 2006
Kenneth R. Mourton

/s/ CHARLES E. SCHARLAU	Director	June 30, 2006
Charles E. Scharlau

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